EXHIBIT 23
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 for Peoples-Sidney Financial Corporation; the Peoples Federal Savings and Loan Association of Sidney 401(k) Retirement Plan (Registration No. 333-37301), Peoples-Sidney Financial Corporation 1998 Stock Option and Incentive Plan (Registration No. 333-73395), and Peoples-Sidney Financial Corporation 1998 Management Recognition Plan (Registration No. 333-73393), of our report dated July 15, 2004 relating to the consolidated balance sheets of Peoples-Sidney Financial Corporation as of June 30, 2004 and 2003, and the related consolidated statements of income, shareholders' equity and cash flows for each of three years in the period ended June 30, 2004, which report is included in this Annual Report on Form 10-KSB of Peoples-Sidney Financial Corporation for the year ended June 30, 2004.


                                                /s/ Crowe Chizek and Company LLC
                                                --------------------------------
                                                Crowe Chizek and Company LLC

Columbus, Ohio
September 28, 2004

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